SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-25707

Date of Report: December 28, 2006

THE BRALORNE MINING COMPANY
(Exact name of registrant as specified in its charter)

Nevada	91-1948355
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Datun Road #8010, Chaoyang District, Beijing, P.R. China	100101
(Address of principal executive offices)	(Zip Code)

86-10-64960169
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On December 28, 2006 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on December 31.

Recently the Registrant was party to a share exchange with the shareholders of Gold Profit (Asia) Group Limited (“Gold Profit”).  Gold Profit is a holding company that owns 100% of the registered capital of Beijing Quan Tong Chang Information Service Limited (“Beijing QTC”), a corporation organized under the laws of The People’s Republic of China.  Because the Registrant issued shares equal to over 78% of its outstanding capital stock in connection with the share exchange, Gold Profit is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of Gold Profit, which is the fiscal year of Beijing QTC.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 2006

THE BRALORNE MINING COMPANY

By: /s/ Zhang Feng Ming______

     Zhang Feng Ming, Chairman